Exhibit 99.1

Media Contact:

Domenick Cilea
Springboard Public Relations
732.863.1900 x202
domenick.cilea@springboardpr.com

For Immediate Release:

Wally World Media Launches reShoot™: New Mobile Video Camera Technology

App for iPhone and iPad Features “On the Fly” Editing While Recording, Pause, videoArc and the Insert reShoot Video Bomb & Commentary Feature

New Brunswick, NJ (March 19, 2014) – Wally World Media, Inc. (OTCQB: WLYW) today announced the launch of reShoot™, a free mobile video camera app for Apple’s iPhone and iPad.  reShoot features patent-pending “on the fly” video editing technology to rewind and re-shoot unwanted portions of video. Additional proprietary functionality allows users to pause recordings (even when the app is closed), live preview of videos, record new footage into existing videos, and insert clips from the camera roll.

reShoot provides a mobile video recording and editing studio within a user-friendly app. Users can record and save videos of any length and post them to social networks and video sharing platforms such as Facebook, Twitter and YouTube. reShoot also features an auto-pause function that allows users to receive a phone call while recording without losing the video.

“We developed reShoot to solve two very significant problems with mobile digital video,” said Darin Myman, CEO of Wally World Media, Inc. “The first being that there was no easy way to correct a mistake without having editing skills. Our videoArc capability solves the second major problem, which eliminates all of the individual files that are created every time you stop and start recording.”

reShoot’s videoArc™ enables users to add new footage to existing video recordings left on pause in the app or saved to the camera roll. Instead of capturing dozens of clips, videoArc provides a single video stream or montage that can be edited and extended. There are no restrictions on video length other than the available storage of the device.  This feature makes it easy to organize videos captured at concerts, vacations, parties, sporting events, meetings and other activities into one cohesive stream that is easy to share with friends, family and colleagues.

“reShoot enables almost anyone to be a film producer without requiring editing skills; and by doing this we have unlocked mobile video’s real potential,” added Myman. “Whether you need to make a video to sell your car or want to create a video invitation, it’s now easy with reShoot.  It is how we believe all video cameras should work.”

Key Features:
reShoot’s “on the fly” video recording and editing tools provide the following capabilities:

●	reShoot: Rewind and select the portion of video to erase and record over using the selector to nudge the reShoot bar to get a precise edit.
●	Insert reShoot/Video Commentary: Record new video into existing footage; add commentary to a video project using the front-facing camera, or even photo bomb someone else’s video moment.
●	Insert Clip: Import a clip from the camera roll and insert it into any reShoot video.
●	Clippers: Cut out unwanted footage from any reShoot video.
●	Preview: Preview the whole video or just the last few seconds before the edit mark.
●	Pause Recording: Pause as often or as long as needed before resuming a video recording (even when the app is closed, the video remains available until it is saved or deleted).

A brief video explaining all the key features of reShoot can be viewed at https://www.youtube.com/watch?v=VHY4BofVMto.

Pricing & Availability
reShoot is a free app available in the iTunes store for Apple iPhones and iPads running iOS 7.  Download today at https://itunes.apple.com/us/app/reshoot/id757236886.

About Wally World Media
Wally World Media, Inc. (OTCQB: WLYW), is a developer of mobile technology platforms for digital media and entertainment. The company offers a video platform and mobile application to easily create, edit and share high-quality digital content. For more information please visit: www.reshoot.com.

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© Copyright Wally World Media, Inc. 2014. All rights reserved.
reShoot and videoArc are trademarks or registered trademarks of Wally World Media, Inc.
Other product or company names mentioned herein are the trademarks of their respective owners.

Forward-Looking Statement for Wally World Media, Inc.

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Wally World Media, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.